Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 439 (Insured), Maryland Trust 148 and New York Trust 266:

We consent to the use of our report dated March 29, 2007, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

March 29, 2007